                                                                   EXHIBIT 10.11



                     STOCK REPURCHASE AND PROMISSORY NOTE
                    REPAYMENT AGREEMENT AND GENERAL RELEASE


     This STOCK REPURCHASE AND PROMISSORY NOTE REPAYMENT AGREEMENT AND GENERAL RELEASE (this "Agreement"), dated as of January 31, 1997, among Drilex International Inc., a Delaware corporation (formerly Drilex Holdings Corp.) (the "Company"), Cobb Directional Drilling Company, L.L.C., a Delaware limited liability company ("Cobb LLC"), Drilex Systems, Inc., a Texas corporation ("DSI" and, together with the Company and Cobb LLC, the "Drilex Parties"), Posi-Trak Mud Motors, Inc., a Louisiana corporation ("Posi-Trak"), Cobb Directional Drilling Company, Inc., a Louisiana corporation ("Cobb Inc."), and Archie A. Cobb, III ("Cobb" and, together with Posi-Trak and Cobb Inc., the "Cobb Parties"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of September 30, 1994 (the "Asset Purchase Agreement") among the Company, Cobb LLC, Cobb Inc., Posi-Trak and Cobb, Posi-Trak acquired 133,333 shares of Common Stock, par value $.01 per share, of the Company (the "Initial Shares");

     WHEREAS, pursuant to the Asset Purchase Agreement, the Company issued a promissory note payable to Posi-Trak in the aggregate principal amount of $1,333,340.00 (the "Original Note");

     WHEREAS, pursuant to the Asset Purchase Agreement, Cobb LLC and Cobb entered into an Employment Agreement dated as of September 30, 1994 (the "Employment Agreement");

     WHEREAS, pursuant to the Asset Purchase Agreement, the Company and Posi-Trak entered into a Stockholders' Agreement dated as of September 30, 1994 (the "Stockholders' Agreement");

     WHEREAS, pursuant to a Stock Repurchase Agreement dated as of March 23, 1995 (the "Stock Repurchase Agreement"), among the Company, Posi-Trak and Cobb, the Company repurchased 80,000 of the Initial Shares;

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of March 23, 1995 (the "Stock Purchase Agreement"), by and among the Company, DSI, Cobb Inc. and Cobb, the Company issued a promissory note payable to Cobb Inc. in the original aggregate principal amount of $1,000,000 (the "Amortizing Note");

     WHEREAS, as a result of the stock split effected May 16, 1996, the 53,333 Initial Shares not repurchased from Posi-Trak pursuant to the Stock Repurchase Agreement now constitute 96,523 shares of Common Stock; and

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

     WHEREAS, the parties to this Agreement mutually desire that, among other things, (i) the Company prepay the outstanding principal amount of each of the Original Note and the Amortizing Note, together with interest accrued and unpaid thereon through the Closing (as hereinafter defined), respectively, (ii) the Company purchase the 96,523 shares of Common Stock held by Posi-Trak (the "Shares"), (iii) the employment of Cobb with Cobb LLC, the Company or any other affiliate of the Company, be terminated and (iv) the Non-Competition Period (as defined in the Employment Agreement) be reduced to two years;

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES

     1.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Posi-Trak will sell, assign, transfer and deliver the Shares to the Company, and the Company will purchase and acquire the Shares from Posi-Trak.

     1.2 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") is $1,303,061.00 to be paid to Posi-Trak against delivery of the Shares, which payment shall be offset by the amount of $313,665.00, in consideration of the amendment of the Employment Agreement provide for in
Section 3.2 hereof; all in accordance with Article VI hereof.

                                  ARTICLE II

                            PREPAYMENT OF THE NOTES

     2.1 Prepayment of the Original Note. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will pay $1,341,267.00 to Posi-Trak in accordance with Article VI hereof, in full satisfaction of the outstanding principal of the Original Note and interest accrued but unpaid thereon, against delivery of the Original Note, and Cobb will accept such prepayment.

     2.2 Prepayment of the Amortizing Note. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will pay $419,337.00 to Cobb Inc. in accordance with Article VI hereof, in full satisfaction of the outstanding principal of the Amortizing Note and interest accrued but unpaid thereon, against delivery of the Amortizing Note, and Cobb will accept such prepayment.

     2.3 Termination of Security Agreements. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Security Agreement dated as of September 30, 1994, made by the Company to Posi-Trak (the "First Security Agreement") will terminate. Upon

                                      -2-
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the terms and subject to the conditions of this Agreement, at the Closing, Posi-
Trak will release and deliver the certificates representing the Pledged Shares and any other Pledged Collateral (each as defined in the First Security Agreement). Upon the terms and subject to the conditions of this Agreement, at the Closing, the Security Agreement dated as of March 23, 1995, made by the Company to Cobb Inc. (the "Second Security Agreement") will terminate. Upon the terms and subject to the conditions of this Agreement, at the Closing, Posi-Trak will release and deliver the certificates representing the Pledged Shares and any other Pledged Collateral (each as defined in the Second Security Agreement).


                                  ARTICLE III

                              EMPLOYMENT MATTERS

     3.1 Termination of Employment. Upon the terms and subject to the conditions of this Agreement, effective January 31, 1997, Cobb's employment with Cobb LLC, the Company or any other affiliate of the Company, is deemed to be terminated pursuant to Section 4(d) (Termination by Employee) of the Employment Agreement.

     3.2 Amendment of Employment Agreement. Upon the terms and subject to the conditions of this Agreement, the Non-Competition Period as referenced in
Section 7 of the Employment Agreement shall be reduced from five years to two years, with the date of termination of Cobb's employment for such purpose to be deemed to be January 31, 1997.

     3.3 Waiver and Release. In consideration of Company's payment pursuant hereto the receipt and sufficiency of which are hereby acknowledged, Cobb hereby releases and forever discharges the Drilex Parties and the officers, directors, agents, servants, and employees of the foregoing, their successors, assigns, and insurers, and their parents, subsidiaries, and affiliates, and any and all other persons, firms, organizations, and corporations from any and all damage, losses, causes of action, expenses, demands, liabilities, and claims on behalf of himself, his heirs, executors, administrators, and assigns with respect to his employment relationship (including the Employment Agreement) other than benefits or matters to which Cobb is entitled under this Agreement. Further, Cobb and the Drilex Parties agree to terminate his employment relationship on the basis and terms described herein, and Cobb hereby accepts payment pursuant hereto in full settlement of all such damages, losses, causes of action, expenses, demands, liabilities, and claims he now has or may have with respect to such employment relationship.

     Such release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Texas Labor Code, any claims for breach of contract, tort or personal injury of any sort, and any claim under any other state or federal statute or regulation. Further, by accepting the payment pursuant hereto, Cobb agrees not to sue the Drilex Parties or the related persons and entities described above with respect to the matters released above other than to enforce rights or benefits provided herein. Cobb affirms and agrees that his employment relationship will end as set forth above and waives all rights in connection with such relationship.

     Provided, however, that the parties to this Agreement agree that Cobb has the right to revoke or cancel this Agreement, by delivery of written notice to the Company within seven days after its execution by him (the "Recession Period"). In the event that this Agreement is cancelled or revoked, this Agreement shall be terminated and the Company shall have no obligation to furnish the payments described herein. Cobb acknowledges and represents that he has been advised in writing to consult with an attorney prior to signing this Agreement and has had an adequate opportunity to seek advice of his own choosing. Cobb acknowledges and represents that he understands that this Agreement will have the effect of knowingly and voluntarily waiving any action he might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Agreement.

                                  ARTICLE IV

                           SALE OF ANCILLARY ASSETS

     4.1 The Sale. Upon the terms and subject to the conditions of this Agreement, the Company, Cobb LLC or DSI, as the case may be, will sell, transfer, convey, assign and deliver to Cobb and Cobb will acquire and purchase, the assets listed on Schedule 4.1 hereto (the "Ancillary Assets"), effective upon the respective dates set forth in such schedule or on such earlier date (but in no event prior to the Closing Date) as Cobb shall specify in writing, in a notice that is received by the Company at least three business days in advance of such proposed date (the "Asset Transfer Date").

     4.2 Purchase Price. Upon the terms and subject to the conditions of this Agreement, at the Closing, Cobb shall pay $23,695.00, in the aggregate, for the Ancillary Assets, in accordance with Article VI hereof. On the Asset Transfer Date, the Company, Cobb LLC or DSI, as the case may be, shall deliver certificates of title to Cobb in respect of the Ancillary Assets which are motor vehicles.

     4.3 Taxes Upon Conveyance and Transfer. The Company shall pay all sales, use, transfer or similar taxes payable in connection with the sale, transfer and assignment of the Ancillary Assets to Cobb.

                                   ARTICLE V

                                    CLOSING

     The closing of the transactions contemplated hereby (the "Closing") will be held at the offices of Baker & Botts, L.L.P., Houston, Texas, on or before February 10, 1997 (but in no event prior to the expiration of the Recession Period as defined in Section 3.3 hereof), at 11:00 a.m., Houston time. The date of the Closing is referred to herein as the "Closing Date." Delivery to the

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offices of Baker & Botts, L.L.P. of documents and other materials in connection with the Closing may be made in person or otherwise, in any event prior to 11:00 a.m. on the Closing Date. No party to this Agreement need be present at the Closing.

                                  ARTICLE VI

                                    PAYMENT

     At the Closing, and upon the terms and subject to the conditions of this Agreement, the Company shall pay to Cobb Inc. and Posi-Trak a total of $2,726,305.00, equal to the sum of: the net of the amounts referenced in Section 1.2, plus the amount referenced in Section 2.1, plus the amount referenced in
Section 2.2, less the amount referenced in Section 4.2, by wire transfer of immediately available funds to an account designated by Cobb. Cobb shall make no payment pursuant to either of Sections 1.2 or 4.2, respectively, except by offset to the amounts payable by the Company as provided in Section 1.2 and the foregoing sentence, respectively.

                                  ARTICLE VII

                REPRESENTATIONS AND WARRANTIES OF COBB PARTIES

     The Cobb Parties, jointly and severally, represent and warrant to the
Company:

     7.1 Corporate Status and Good Standing. Each of Cobb Inc. and Posi-Trak is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, with full corporate power and authority under its certificate or articles of incorporation and by-laws to own and lease its properties and to conduct business as the same exists, respectively. Each of Cobb Inc. and Posi-Trak is duly qualified to do business as a foreign corporation in all states in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on either of Cobb Inc. and Posi-Trak, respectively.

     7.2 Authorization. Each of Cobb Inc. and Posi-Trak has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors and stockholders have taken all necessary action to authorize each such corporation, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof, and this Agreement constitutes the valid and binding obligation of each of Cobb Inc. and Posi-Trak, respectively, enforceable in accordance with its terms.

     7.3 Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of either of Cobb Inc. or Posi-Trak or any provision of any agreement or instrument to which any Cobb Party is a party. Cobb owns 100% of the outstanding securities of each of Cobb Inc. and Posi-Trak.

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

     7.4 Validity. There are no pending or threatened judicial or administration actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Cobb Party in connection with this Agreement.

     7.5 Broker Involvement. No Cobb Party has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

     7.6 Title to Shares. Posi-Trak owns beneficially and of record the Shares, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and the Shares are not subject to any agreements or understandings with respect to the voting or transfer thereof other than as set forth in the Stockholders' Agreement. Except as set forth in the Stockholders' Agreement, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, Posi-Trak to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Company. Posi-Trak has full legal right to sell, assign and transfer the Shares to the Company and will, upon delivery of a certificate or certificates representing such Shares to the Company pursuant to the terms hereof, transfer to the Company title to such Shares, free and clear of any liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

     7.7 Title to Original Note. Posi-Trak owns beneficially and of record the Original Note, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests. Posi-Trak has full legal right to sell, assign and transfer the Original Note to the Company and will, upon delivery of the Original Note to the Company pursuant to the terms hereof, transfer to the Company title to the Original Note, free and clear of any liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

     7.8 Title to Amortizing Note. Cobb Inc. owns beneficially and of record the Amortizing Note, free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests. There are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, Cobb Inc. to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Company. Cobb Inc. has full legal right to sell, assign and transfer the Amortizing Note to the Company and will, upon delivery of the Amortizing Note to the Company pursuant to the terms hereof, transfer to the Company title to the Amortizing Note, free and clear of any liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

                                 ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each Cobb Party the following:

     8.1 Corporate Status and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate

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power and authority under its certificate or articles of incorporation and by-
laws to conduct its business as the same exists.

     8.2 Authorization. The Company has full corporate power and authority under its certificate or articles of incorporation and by-laws, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and this Agreement constitutes the valid and binding obligation of the Buyer enforceable in accordance with its terms.

     8.3 Non-Contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Company or any provision of any agreement or instrument to which the Company is a party.

     8.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Company in connection with this Agreement.

     8.5 Broker Involvement. The Company has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

     8.6 Title to Ancillary Assets. The Company, DSI or Cobb LLC, as the case may be, is the true and lawful owner of the Ancillary Assets, free and clear of any and all liens, encumbrances, mortgages, options, security interests, restrictions, liabilities, pledges and assignments of any kind other than Permitted Encumbrances (as defined herein), and the same has the full right to sell and transfer to Cobb good and marketable title to the Ancillary Assets, free and clear of any and all liens and encumbrances of any nature or description other than Permitted Encumbrances. The delivery to Cobb of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to Ancillary Assets in Cobb, free and clear of all liens and encumbrances of any nature or description other than Permitted Encumbrances. For purposes hereof, "Permitted Encumbrances" means liens for taxes not yet due and payable, materialmen's, mechanics', workmen's, repairmen's or other like liens arising against any of the Drilex Parties or the Ancillary Assets in the ordinary course of business, in each case with respect to obligations or claims which are either not delinquent or are being contested in good faith and by appropriate proceedings conducted with due diligence.

                                  ARTICLE IX

                      ADDITIONAL AGREEMENTS AND COVENANTS

     9.1 Prior Agreements Unaffected. The parties agree that, except as specifically provided herein, the Asset Purchase Agreement, the Stock Purchase Agreement, the Repurchase Agreement, and the Employment Agreement, and all documents executed in connection with each of the foregoing or that otherwise relate thereto shall not be affected, modified or changed by this

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

Agreement or the transactions contemplated hereby, and that, except as set forth herein, the rights of the parties thereunder shall be unaffected hereby.

     9.2 Further Assurances. Each Cobb Party shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Company or its affiliates such assignments or other instruments of transfer, assignment, release of liens and security interests, and conveyance, in form and substance satisfactory to counsel of the Company, as shall be necessary to vest in the Company all of the right, title and interest in and to each of the Shares, the Original Note and the Amortizing Note free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests.

     9.3 Agreements with Respect to Stockholders' Agreement. The Company and Posi-Trak agree that (i) the sale of the Shares is in compliance with Section 7(i) and 2(vi) of the Stockholders' Agreement and (ii) the Stockholders' Agreement shall not be affected, modified or changed by this Agreement or the transactions contemplated hereby, and that the rights of the parties thereunder shall be unaffected hereby.

     9.4 COBRA Matters. The Drilex Parties shall make available to Cobb, at Cobb's expense, health insurance continuation coverage to the extent required under Part 6 Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA).

     9.5 Records. The Drilex Parties shall make available to Cobb, during normal business hours and at Cobb's expense, the records of Posi-Trak and Cobb Inc. acquired by the Drilex Parties in connection with the Asset Purchase Agreement, for a period of three (3) years following the Closing Date.

     9.6 Insurance on Ancillary Assets. Between the date of this Agreement and the Asset Transfer Date with respect to each Ancillary Asset which is a motor vehicle, the Company shall use reasonable best efforts to maintain the automobile insurance in place on the date of this Agreement with respect to each such vehicle.

                                   ARTICLE X

                             CONDITIONS TO CLOSING

     10.1 Conditions Precedent to Obligations of the Drilex Parties. The obligation of the Drilex Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Drilex Parties):

     (a) all representations and warranties of the Cobb Parties contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

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     (b) the Cobb Parties shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Cobb Parties prior to or at the Closing;

     (c) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement; and

     (d) The Company shall have received any and all necessary consents, including pursuant to its Restated and Amended Credit Agreement.

     10.2 Conditions Precedent to Obligations of the Cobb Parties. The obligation of the Cobb Parties to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Cobb Parties):

     (a) all representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

     (b) the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company prior to or at the Closing;

     (c) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement.

                                  ARTICLE XI

                            NOTICES; MISCELLANEOUS

     11.1 Expenses. The Drilex Parties and the Cobb Parties shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

     11.2 Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

     11.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

     11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

          (a)  If to any Drilex Party, to:

               Drilex International Inc.
               15151 Sommermeyer
               Houston, Texas  77041
               Attention:  John Forrest

          (b)  If to any Cobb Party, to:

               Archie Cobb III
               P. O. Box 59
               Milton, Louisiana 70558


     11.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

     11.6 Performance. Cobb agrees to cause each of Cobb Inc. and Posi-Trak to perform all their obligations and agreements under this Agreement, respectively, and hereby guarantees the payment and performance by each of Cobb Inc. and Posi-Trak, respectively of all such obligations and agreements.

     11.7 Choice of Law; Section Headings. This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                       DRILEX INTERNATIONAL INC.

                                            /s/ G. BRUCE BROUSSARD
                                           __________________________________
                                       By: G. Bruce Broussard
                                           Vice President--Finance
                                           and Administration


                                       COBB DIRECTIONAL DRILLING COMPANY, L.L.C.

                                       By: DRILEX INTERNATIONAL INC.


                                                 /s/ G. BRUCE BROUSSARD
                                            By: _____________________________
                                                G. Bruce Broussard
                                                Vice President--Finance
                                                and Administration


                                       DRILEX SYSTEMS, INC.


                                             /s/ G. BRUCE BROUSSARD
                                       By: __________________________________
                                           Name:
                                           Title:


                                       POSI-TRAK MUD MOTORS, INC.


                                            /s/ ARCHIE A. COBB, III
                                       By: __________________________________
                                           Archie A. Cobb, III

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

                                       COBB DIRECTIONAL DRILLING COMPANY, INC.


                                            /s/ ARCHIE A. COBB, III
                                       By: __________________________________
                                           Archie A. Cobb, III

                                            /s/ ARCHIE A. COBB, III
                                           __________________________________
                                           Archie A. Cobb, III

                                  Schedule 4.1


Asset                                             Asset Transfer Date
-----                                             -------------------
1985 Toyota Landcruiser                           March 1, 1997

1988 Jeep Wrangler                                March 1, 1997

Oakbourne Country Club Stock                      Closing Date

1994 GMC Surburban                                March 1, 1997

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